Exhibit 21.1


                                            SUBSIDIARY


Our wholly-owned subsidiaries include International
Mount Company Ltd. (Compuquest is a division of International Mount), 1637033 Ontario Limited, Helios/Oceania Ltd, Infinity Technologies Inc., 2film Corporation and Island Corporation.

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